Exhibit 10.1
Form 10-KSB, 2001
Viral Genetics, Inc.
File No. 000-26875

                              ASSIGNMENT OF PATENT

AGREEMENT made this 1st day of August 1995, by and between THERAPEUTIC GENETICS, INC., a California corporation ("ASSIGNOR") and VIRAL GENETICS, INC., a California corporation ("ASSIGNEE").

                                     Recital

     1. Assignor is the owner of the patent to TNP, a protein for the cure of AIDS and other autoimmune diseases ("Patent").

                                   Assignment

     2. Assignor hereby sells, assigns, and transfers to Assignee, all of Assignor's right, title and interest in and to the Patent, in return for the sum of $5 million and 5 percent of gross sales for the duration of the patent, effective on the date the Patent is issued.

                  Representations and Warranties of Assignor

     3. Assignor hereby covenants, warrants, and represents to Assignee that:
          (a) Assignor is the sole owner of and has the exclusive right to use the Patent, free and clear of any liens, encumbrances, licenses, or claims of any nature, and has made no agreement with respect to the Patent that is in conflict with this Agreement;
          (b) Except as specified in Paragraph 1 of this Agreement, no other registration relating to the protein has been made;
          (c) Assignor agrees to authorize and direct its officers to make and execute any instrument and perform any legal act that Assignee may deem necessary to secure the Patent.
          (d) Each of the covenants contained in this paragraph 3 shall be deemed to be a separate covenant, representation, and warranty.

AGREED TO AND EXECUTED BY THE PARTIES at South Pasadena.

Effective on August 1, 1995.

ASSIGNOR:                                 ASSIGNEE;
THERAPEUTIC GENETICS, INC.                VIRAL GENETICS, INC.

By /s/ Haig Keledjian                     By /s/ Haig Keledjian
President                                 President

                                      E-4